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                         JAECKLE, FLEISCHMANN & MUGEL
                        A T T O R N E Y S  A T  L A W

 FLEET BANK BUILDING   TWELVE FOUNTAIN PLAZA    BUFFALO, NEW YORK  14202-2292
                    TEL (716) 856-0600  FAX (716) 856-0432


                                                                       EXHIBIT 5

                                January 19, 1996

The Parkway Company
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

         Re: Registration Statement on Form S-8 on Form S-3 under the Securities Act of 1933, Covering the Registration of 296,269 Shares of Common Stock Issued or Reserved for Issuance Under The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan and The Parkway Company 1991 Directors Stock Option Plan (collectively, the "Plans")--Opinion Regarding Legality
                 _____________________________________________________

         As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Certificate of Incorporation, as amended, Bylaws and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deem necessary in order for us to render the opinion herein set forth.

         We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by The Parkway Company in connection with the authorization, issuance and sale of the above described shares of common stock (the "Shares"). In our opinion the Shares to be issued by The Parkway Company under and in accordance with the Plans will be, when issued and paid for pursuant to the Plans and the Registration Statement and the Exhibits thereto, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                        Very truly yours,


                                        JAECKLE, FLEISCHMANN & MUGEL





ELLWANGER AND BARRY BUILDING   39 STATE STREET   ROCHESTER, NEW YORK 14614-1310
                    TEL (716) 262-3640 FAX (716) 262-4133